UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

CORRIDOR VENTURES I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1908, Building A, PINGAN IFC No.3 Xinyuan South Rd. Chaoyang District, Beijing, 100027, P.R. China
(Address of principal executive offices) (Zip Code)

(86) 10-8591-1129
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 2, 2012, Corridor Ventures I Acquisition Corp. (the “Company”), Yang Lin and David Waldman (the “Sellers”) and Varian Limited (the “Purchaser”) entered into and closed a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Sellers 2,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), representing 100% of the issued and outstanding Shares, for an aggregate purchase price of $21,500 (the “Purchase Price”).

In connection with the foregoing, the Sellers relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Form 10 Disclosure

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the change of control and remains one after as well, as the business of the Company is remaining the same.  Pursuant to the requirements of Item 5.01(a)(8) of Form 8-K, the Company would be required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon acquiring the Claims).  The information required by Form 10 is not included herein, and is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 1, 2012, and the Company’s Amendment No. 1 to the Form 10-12G, filed with the Commission on October 29, 2010.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Stock Purchase Agreement, on May 2, 2012, Yang Lin submitted to the Company a resignation letter pursuant to which he resigned from his positions as president, director and chief executive officer of the Company, effective immediately.

On the same day, by a consent to action without meeting by unanimous consent of the board of directors of the Company (the “Board”), the Board accepted the resignation of Yang Lin and appointed Yana Slatina to serve as the sole officer and director of the Company, effective immediately.

Yana Slatina.  Ms. Slatina has worked in sales, marketing, management, and investor relations in several countries since 2005.  Most recently, she was the Regional Vice President for Sales and Marketing at Tradeology Ltd., a developer of software, where she developed and implemented marketing and sales strategies.  Before she started at Tradeology in 2009, from 2007-2008, Ms. Slatina was the Franchising Manager of the Association of Parquet Producers of Ukraine, a Ukrainian retail and production company, where she created and carried out a franchising system.  Ms. Slatina graduated from the National University of Economics and Law, Ukraine, in 2005, with a bachelor degree and a specialist degree in marketing.  She is fluent in Ukrainian, Russian, and English.

Family Relationships

There are no family relationships between Ms. Slatina and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 2, 2012, by and among Corridor Ventures I Acquisition Corp., Yang Lin, David Waldman, and Varian Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012

CORRIDOR VENTURES I ACQUISITION CORP.

By:	/s/ Yana Slatina
Yana Slatina Chief Executive Officer